MINUTES OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF CAMPBELL NEUROSCIENCES, INC.
A Delaware Corporation

April 24, 2024

A Board of Directors meeting of Campbell Neurosciences, Inc., a Delaware domestic corporation (the "Company" and/or "CNSI") was called to order at 10:00 am on April 24, 2024, by Timothy G. Dixon, Chairman. All Board Members were present along with Mr. Thomas E. Ichim, CEO of CNSI.

WHEREAS, as the order of business, the Board discussed the wishes of Therapeutic Solutions International, Inc., ("TSOI"), who currently beneficially owns 44.56% of the shares of Campbell Neurosciences, Inc.'s ("CNSI") common stock (15,660,000/35,145,000 = .4456), having previously expressed a desire for the issuance of a "loyalty" dividend consisting of up to 10,000,000 shares of TSOI holdings in CNSI to TSOI shareholders through consenting to the filing of a corporate action on 3/27/2023 and subsequent filing of a Form 8-K disclosing the action, deems it in the best interest of the Company and its shareholders to consent to TSOI refiling the corporate action as soon as practicable to provide such a loyalty dividend to TSOI shareholders in the form of up to Ten Million (10,000,000) shares of Campbell Neurosciences, Inc. ("CNSI") beneficially owned by TSOI by issuing a prorated loyalty dividend to TSOI shareholders in CNSI at a ratio of 0.0024 shares of CNSI stock for each one (1) share owned in TSOI stock (10,000,000/4,458,184,291 = 0.002243065640016) as of April 30, 2024 (the "Dividend Offer") on the record date of the action of May 15, 2024 ("Dividend Offer Date"), the Dividend Offer to remain open for Ninety (90) days from the Dividend Offer Date (on or about August 14, 2024), the initial corporate action filed on or about 3/27/2023 being withdrawn on or about 3/12/2024 principally due to staleness. Upon a motion, seconded and unanimously passed, the following resolution was adopted:

BE IT RESOLVED, that the Board believes that the dividend to TSOI shareholders of CNSI stock is in the best interest of the Company, the Board, therefore, pursuant to Title 8 of Delaware General Corporation Law (the "DGCL") and Company Certificates of Incorporation and Bylaws, hereby authorizes and approves of TSOI issuing a prorated dividend to their shareholders in Campbell Neurosciences, Inc., at a ratio of 0.0022 shares of CNSI stock for each one (1) share owned in TSOI stock (10,000,000/4,458,184,291 = 0.002243065640016) as of April 30, 2024 (the "Dividend Offer") on the record date of the action of May 15, 2024 ("Dividend Offer Date"), the Dividend Offer to remain open for Ninety (90) days from the Dividend Offer Date (on or about August 14, 2024).

IT IS RESOLVED FURTHER, that the officers of the Company are hereby authorized to do and perform any and all such acts, including execution and issuance of any and all documents, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolution, including applying for a CUSIP for CNSI common stock. A facsimile copy of this resolution shall have the same legal effect as an original of the same.

IT IS RESOLVED FURTHER, that these meeting minutes shall be filed in the minute book of the Company and become a part of the official records of the Company.

No further business was brought before the Board and the Chairman closed the meeting.

By: ______________________
Timothy G. Dixon
Chairman of the Board
Secretary

By: ______________________
Thomas Ichim
Director

SEE ATTACHED
CALIFORNIA NOTARY CERTIFICATE

See CA Attached:
#2369786
☐ Jurat
☒ Acknowledgment

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of San Diego)

On 5-1-2024 before me, J. D. Miller, Notary Public,
Date — Here Insert Name and Title of the Officer

personally appeared Timothy G. Dixon
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

J. D. MILLER
COMM. #2474019
Notary Public - California
San Diego County
My Comm. Expires Nov. 27, 2027

Place Notary Seal Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

J.D. Miller, Notary Public
Commission Expires: November 27, 2027

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ____
Document Date: ____ Number of Pages: ____
Signer(s) Other Than Named Above: ____

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____
☐ Corporate Officer — Title(s): ____
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ____
Signer Is Representing: ____

Signer's Name: ____
☐ Corporate Officer — Title(s): ____
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ____
Signer Is Representing: ____

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego

On 05/01/2024 before me, HEIDI YEPIS, NOTARY PUBLIC
Date — Here Insert Name and Title of the Officer

personally appeared THOMAS E. Ickin
~~Name(s) of Signer(s)~~

who proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

HEIDI YEPIS
Notary Public - California
San Diego County
Commission # 2369786
My Comm. Expires Aug 30, 2025

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Heidi Yepis
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: Minutes - Campbell Neurosciences, Inc.

Document Date: 04/24/2024 Number of Pages: 3

Signer(s) Other Than Named Above: Timothy G. Dixon

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____	Signer's Name: ____
☐ Corporate Officer – Title(s): ____	☐ Corporate Officer – Title(s): ____
☐ Partner – ☐ Limited ☐ General	☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian of Conservator	☐ Trustee ☐ Guardian of Conservator
☐ Other: ____	☐ Other: ____
Signer is Representing: ____	Signer is Representing: ____